Exhibit 23.1


                       Consent of Independent Accountant


We hereby consent to the incorporation by reference of our report, dated February 4, 2000, with respect to the financial statements of Datakey, Inc. (the "Company") included in this Form 10-KSB into the Company's previously filed Registration Statements on Form S-8 No, 33-14144, No. 33-47068, No. 33-67280, No. 333-11405, No. 33-80894, No. 333-43937 and No. 333-83999 and on Form S-3
No. 333-56711, No. 333-84007, No. 333-91779, No. 333-90969 and No. 94087.

/s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
March 23, 2000